UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Director

(b) On April 21, 2015, Mr. Thomas F. Meagher notified InvenTrust Properties Corp. (“InvenTrust” or “Company”) (formerly Inland American Real Estate Trust, Inc.) that he is resigning as a director of the board of directors (the “Board”) of the Company and all other positions he holds as a member of any committee of the Board effective April 21, 2015. Mr. Meagher’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following Mr. Meagher’s resignation as a member of the Board, the Board decreased the total number of directors constituting the entire Board from six to five.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: April 24, 2015	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Executive Vice President – Chief Financial Officer and Treasurer